UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

GOLDEN CHIEF RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Kansas	0-12809	48-0846635
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1711 E. Frankford, #104 Carrollton, Texas 75006
(Address of principal executive offices) (Zip Code)

(214) 731-8844
Registrant's telephone number, including area code

ITEM 4.01.     Changes in Registrant’s Certifying Accountant.

     The Registrant”s independent accountant, Clyde Bailey informed the Registrant that he was no longer preparing SEC audits. Since Mr. Bailey advised Registrant that he was no longer providing SEC audits the Board of Directors was informed, but took no specific action regarding Mr. Bailey. The opinions provided by Mr. Bailey contained no adverse opinions other than the going concern opinion which was not a source of disagreement with Registrant. No modifications or changes were made or contemplated regarding the going concern opinion. Registrant had no disagreements with Mr. Bailey or his opinion on Registrant’s financial statements. A copy of this filing is being provided to Mr. Bailey prior to its filing.

     The Registrant has engaged Bateman & Co., Inc. PC as its independent certifying accountant for the year ended September 30, 2004, and such engagement has been approved by the Board of Directors. While the Registrant does not foresee any changes to the financial statements, any changes recommended by Bateman & Co., Inc. will be included in the financial statements for.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIGNED on this 10th day of June, 2005.

Golden Chief Resources, Inc.

By: /s/ M. H. McIlvain M. H. McIlvain, President